Exhibit 27
ASTEC INDUSTRIES, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AMENDMENT AND RESTATEMENT EFFECTIVE JANUARY 1, 2009

Effective January 1, 1995, Astec Industries, Inc. established this Supplemental Deferred Compensation Plan (the “Plan”) to enhance for certain highly compensated Executive Officers the retirement benefit provided by Astec Industries, Inc.  Effective as of January 1, 2009, Astec Industries, Inc. hereby amends and restates the Plan in its entirety, primarily to add certain provisions required to be included in the Plan pursuant to Internal Revenue Code Section 409A.  As permitted under guidance issued under Code Section 409A, the Plan does not contain provisions retroactive to the effective date of Section 409A (January 1, 2005), but the Plan has complied with Section 409A and guidance thereunder since the effective date of such legislation.

ARTICLE I - DEFINITIONS

As used herein, the following terms shall have the following meanings unless a different meaning is plainly required by the context:

1.1
ACCOUNT:  The bookkeeping account maintained by the Administrator for each Participant under the Plan, which reflects the credits to the Participant’s Account under Section 3.1 and the deemed Investment Results thereon.  For a Participant who received credits under this Plan prior to January 1, 2005, the Account includes both a Pre-2005 Company Contribution Account (which is exempt from Section 409A) and a Post-2004 Company Contribution Account (which is subject to Section 409A).

1.2	ADMINISTRATOR: The Committee designated by the Board to administer the Basic Plan.

1.3	BASIC PLAN: The Astec Industries, Inc. 401(k) Retirement Plan, as it may be amended from time to time.

1.4	BENEFICIARY: The party or parties entitled to receive a Participant’s Benefit in the event of the Participant’s death.

1.5           BENEFIT:  The Benefit payable to the Participant pursuant to Article 3.

1.6           BOARD:  The Board of Directors of Astec Industries, Inc.

1.7           CODE:  The Internal Revenue Code of 1986, as amended.

1.8           COMPANY:  Astec Industries, Inc.

1.9
COMPENSATION:  The total base salary and annual bonuses paid by Astec Industries, Inc. to the Participant during the applicable calendar year, including salary reduction pre-tax contributions made pursuant to a Code Section 401(k) plan.  Compensation shall be determined by excluding reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, and welfare benefits (and for this purpose, workers’ compensation payments of any type and severance pay of any type shall be considered “welfare benefits,” but sick pay, short term disability and vacation pay are not considered “welfare benefits”).  In addition, Compensation shall be determined by excluding the following types of remuneration:

(1)
Employer contributions to a plan of deferred compensation which are not includible in the employee’s gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation;

(2)
Amounts realized from the exercise of a stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and

(3)	Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

1.10
INVESTMENT RESULTS:  The deemed return on the investment of the contributions on behalf of each Participant during each calendar year under this Plan.  The investment options that are available for selection by Participants under this Plan from time to time generally shall be the same as the investment options made available to participants under the Basic Plan, provided, however, and notwithstanding the foregoing, that (a) a Participant may make separate and different investment elections under this Plan and the Basic Plan; (b) there shall be no self-directed brokerage option under this Plan; (c) there shall be no restriction under this Plan on the percentage of a Participant’s Account under this Plan that may be deemed to be invested in common stock of the Company; (d) the Administrator may restrict investment elections with respect to deemed investment in common stock of the Company to the extent necessary to comply with federal and state securities law; and (e) the Administrator may make such other changes to the investment options offered under this Plan from time to time as the Administrator deems necessary or appropriate in its discretion.

1.11	PARTICIPANT: Those executive officers of Astec Industries, Inc. determined by the Board to be eligible and designated by the Board as participants from time to time.

1.12
PRE-2005 COMPANY CONTRIBUTION ACCOUNT: If applicable, Pre-2005 Company Contribution Account means the value of the Participant’s Account on December 31, 2004, together with the Investment Results with respect to such Account thereafter.

1.13
POST-2004 COMPANY CONTRIBUTION ACCOUNT:  The value of the Participant’s Account, minus the value of the Participant’s Pre-2005 Company Contribution Account.  This generally means the Participant’s employer credits after December 31, 2004 and Investment Results thereto.  The Post-2004 Company Contribution Account Account shall be subject to Code Section 409A and applicable guidance thereunder.

1.14	SEPARATION FROM SERVICE: Separation from Service means separation from service as determined under Code Section 409A and applicable guidance thereunder.

1.15
SPECIFIED EMPLOYEE:  Specified Employee shall have the meaning assigned to such term in Code Section 409A(2)(b)(i) and regulations thereunder.  The Company’s Specified Employees shall be determined in accordance with rules adopted by the Administrator, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company.

The following terms shall have the same meanings as contained in the Basic Plan unless a different meaning is plainly required by the context:  Plan Year, Spouse, and Years of Service.

ARTICLE 2 - PARTICIPATION

Participation in the Supplemental Executive Retirement Plan shall be limited to those key executive officers responsible for the ultimate efficient and profitable operation of the Company, who have been selected by the Board of Directors.  Appendix A to the Plan lists the effective date participation commenced (and, if applicable, the date participation ceased) for each Participant.

Unless otherwise specified on Appendix A, each eligible employee will participate as of January 1 of the year he is first designated a participant by the Board.  Participation in the Plan shall cease on the date the Participant terminates employment with the Company and all of its affiliates.

ARTICLE 3 - RETIREMENT BENEFITS

3.1
CREDITS TO ACCOUNT:  Each Account will be credited with the Employer contributions and adjusted for Investment Results.  The amount of the Employer contribution will be determined at the date an Employee becomes a Participant in this Plan, subject to increase or decrease at a later date in the sole discretion of the Board of Directors.  Unless specified otherwise by the Board, the initial contribution rate for the Participants designated in Article II is 10% of Compensation.

3.2           VESTING:  A Participant shall always be 100% vested in his or her Account.

3.3
PAYMENT OF BENEFITS:  Payment of the deemed amount accumulated in a Participant’s Account shall be made or shall commence on a date determined by the Administrator during the 90 day period following the Participant’s Separation from Service; provided, however, that, if at any time the payment of benefits under the Plan with respect to a Specified Employee would be restricted by Code Section 409A(a)(2)(i), such payment shall be made on the six month anniversary of the Participant’s Separation from Service, except in the event of death.

The default form of payment shall be a single lump sum.  However, a Participant may elect payment in the form of annual installments, to be paid over a period elected by the Participant, but not to exceed 10 years.  In the event payment is made in installments, the Participant’s Account shall continue to be adjusted for earnings as provided in Section 4.02, and the amount of the payment to be made in a given year shall be equal to (i) times (ii), where (i) equals the value of the Participant’s Account as of the most recent valuation date, and (ii) equals a fraction, the numerator of which is one, and the denominator of which is the number of installments to be paid under the Participant’s election (including the current installment).

Within thirty (30) days of the date a Participant becomes eligible to participate in the Plan, the Participant may elect payment in installments.  Thereafter, a Participant may elect payment in installments or may change his or her election from installments to lump sum, only as follows:

(i)           such subsequent election is made no later than twelve (12) months preceding the earlier of the date the Participant Separates from Service; and

(ii)           such subsequent election with respect to the Member’s Section 409A Account must defer the commencement of distribution of the Section 409A Account for a period of five (5) years from the date such payment would have otherwise commenced.

All distributions shall be made in the form of cash.

3.4
DISTRIBUTION IN THE EVENT OF DEATH:  If a Participant dies before beginning to receive his Account, his Account shall be distributed to his Beneficiary in a single lump sum as soon as practicable following the Participant’s death.  If the Participant elects installment payments and dies before receiving all of such payments, the Participant’s Beneficiary shall, as soon as practicable following the Participant’s death, receive the balance of the Participant’s Account, valued as of the most recent date the Account was valued preceding the distribution to the Beneficiary.

3.5           ACCELERATION PERMITTED ONLY IN SPECIFIED CIRCUMSTANCES: The timing of a distribution of a Participant’s Post-2004 Company Contribution Account may not be accelerated, except in the event of a permissible acceleration of distribution under Treasury Regulation Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), (j)(4)(vi) (payment of employment taxes), (j)(4)(vii) (payment upon income inclusion under Section 409A), (j)(4)(ix) (plan terminations and liquidation), (j)(4)(xi) (payment of state, local or foreign taxes), (j)(4)(xiii) (certain offsets) and (i)(4)(xiv) (bona fide disputes).

ARTICLE 4 - AMENDMENT AND TERMINATION

4.1
AMENDMENT:  The Company may amend any or all of the provisions of this Plan at any time without the consent of any Participant or Beneficiary; provided, however, that no such amendment shall deprive any Participant or Beneficiary of any Benefit which had accrued prior to the effective date of such amendment.

4.2
TERMINATION:  The Company may terminate the Plan at any time and shall cease paying Benefits hereunder immediately upon the effective date of such termination.  Within 90 days following such effective date, the Company shall pay to each Participant or Beneficiary an amount equal to the value of the Participant’s Pre-2005 Company Contribution Account as of the most recent date the Participant’s Account was valued preceding the distribution to the Participant.  With respect to each Participant’s post-2004 Company Contribution Account, the termination of the Plan must comply with the requirements of Treasury Regulation Section 1.409A-3(j)(4).

ARTICLE 5 - ADMINISTRATION

5.1
ADMINISTRATION:  The Administrator shall administer the Plan and shall have all powers necessary or appropriate to enable it to carry out its duties including, without limitation, the power to interpret the Plan and to make, establish and change rules and procedures with respect to the operation of the Plan.  The Administrator shall have the authority to decide all questions arising under the Plan including those involving an individual’s eligibility for Benefits and to determine the amount of any Benefit to be paid to any Participant or Beneficiary hereunder.  All such decisions shall be conclusive and binding on all persons.

5.2
REQUIRED INFORMATION:  Each Participant and Beneficiary shall furnish the Administrator such information as it shall consider necessary or desirable for purposes of administering the Plan.  The provisions of the Plan respecting the payment of any Benefit are conditional upon the Administrators prompt receipt of such information.  The Company, the Administrator and any other party involved in the administration of the Plan shall be entitled to rely upon any information furnished by a Participant or Beneficiary with respect to any matters required to be determined hereunder and shall not be liable on account of the payment of any moneys or the doing of any act or failure to act in reliance thereon.

5.3	CLAIMS: Any person having a claim for the payment of a Benefit shall file such claim with the Administrator in writing on a form furnished by it.

(a)
Denial of Claims:  In the event any such claim is denied or not paid within 60 days after the date of the filing thereof, the Administrator shall notify the claimant in writing of the specific reasons for the denial or nonpayment, the specific provisions of this Plan upon which such denial or nonpayment is based and the appeal procedures set forth below.

(b)
Appeal Procedures:  The Administrator shall review appeals of claims which have been denied or have not been paid.  Any claimant whose claim has been denied or has not been paid within said 60 day period may file a written appeal of such denial or nonpayment with the Administrator within 90 days after the expiration of said 60 day period together with such information concerning such claim as the claimant desires the Administrator to consider in its review of such denial or nonpayment.  Not later than 60 days after its receipt of any such appeal, the Administrator shall notify the claimant in writing of its decision on such appeal setting forth the specific reasons for its decision and the provisions of the Plan upon which its decision is based.

5.4
DISPUTES:  If a dispute arises as to the proper recipient of any payment, the Administrator, in its sole discretion, may withhold or cause such payment to be withheld until the dispute shall have been settled or determined by a court of competent jurisdiction.

ARTICLE 6 – MISCELLANEOUS

6.1
OWNERSHIP OF ASSETS:  Any assets which may be used to discharge the Company’s obligations under this Plan shall be and remain the property of the Company.  No person other than the Company shall, by virtue of this Plan, have any interest in such assets and no Participant or Beneficiary shall have any right, title or interest in, or claim to, any investments the Company may make to aid the Company in meeting its obligations hereunder.  To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

6.2
NO ASSIGNMENT:  No Benefit payable hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance and any attempt to anticipate, alienate, sell, transfer, assign, pledge or encumber or charge the same shall be void.  No such Benefit shall in any manner be subject to the debts or liabilities of any Participant or Beneficiary nor shall it be subject to attachment or legal process for or against such person and the same shall not be recognized hereunder except to such extent as may be required by law.

6.3
EFFECT ON EMPLOYMENT:  Nothing contained herein shall give any Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any Participant at any time regardless of the effect which such discharge shall or may have upon such individual as a Participant.

6.4
PAYMENTS TO MINOR OR INCOMPETENT:  In making any payment to or for the benefit of any minor or incompetent person or any other person who, in the opinion of the Administrator, is otherwise unable to apply such distribution to his own best interest and advantage, the Administrator, in its discretion may direct that such distribution be made directly to such person, to the legal guardian, conservator or custodian of such person for the use and benefit of such person or to a relative of such person to be expended by such relative for the benefit of such person.  The Administrator shall not be obligated to see to the application of any such payment.

6.5
INDEMNIFICATION:  The Company agrees to hold harmless and indemnify the members of the Committee and all directors, officers and employees of the Company against any and all parties whomsoever, and all losses therefrom, including without limitation, costs of defense and attorneys’ fees, based upon or arising out of any act or omission relating to, or in connection with, this Plan other than losses resulting from such person’s fraud or willful misconduct.

6.6
BINDING ON EMPLOYER, PARTICIPANTS AND THEIR SUCCESSORS:  This Plan shall be binding upon and inure to the benefit of the Company and to any other Employers participating in this Plan, their successors and assigns and the participant and his heirs, executors, administrators, and duly appointed legal representatives.

6.7
RIGHTS OF AFFILIATES TO PARTICIPATE:  Any affiliate of the Company that employs an employee who participates in this Plan shall be deemed to have adopted this Plan.  The administrative powers and control of the Company, as provided in this Plan, shall not be deemed diminished under this Plan by reason of the participation of any affiliate and the administrative powers and control granted hereunder to the Committee shall be binding upon any affiliate adopting this Plan.

6.8	APPLICABLE LAW: The provisions of this Plan shall be interpreted and construed according to the laws of the State of Tennessee.

6.9	EFFECTIVE DATE: This amended and restated Plan shall be effective as of January 1, 2009. Except as amended herein, the Plan remains in full force and effect.

IN WITNESS WHEREOF, Astec Industries, Inc. has caused this instrument to be executed by its duly authorized officers on this 23rd day of October, 2008.

ASTEC INDUSTRIES, INC.
By: F. McKamy Hall
Title: V.P., CFO, & Treasurer

APPENDIX A
Each Participant’s Date of Participation

Name of Participant	Effective Dates of Participation
J. Don Brock	January 1, 1995
Thomas R. Campbell	January 1, 1995
Frank Cargould	January 1, 1995
Jeff Elliott	January 1, 1995
Tim Gonigam	January 1, 1995
Albert E. Guth	January 1, 1995 - December 31, 2006
F. McKamy Hall	January 1, 1995
Richard Patek	January 1, 1995
W. Norman Smith	January 1, 1995
Robert A. Stafford	January 1, 1995 - June 30, 2006
Joseph Vig	January 1, 1995
Jeff Richmond	May 1, 2004
Neal Ferry	January 1, 2005-July 17, 2007
Richard Dorris	January 3, 2005
Alan Odgers	May 1, 2005-January 31, 2008
Ben Brock	January 1, 2007
James Pfeiffer	January 1, 2007
Michael A. Bremmer	January 1, 2007
David L. Winters	January 1, 2007
Stephen C. Anderson	January 1, 2008
Lawrence R. Cumming	January 1, 2008
Neil Peterson	January 1, 2008
David C. Silvious	January 1, 2008
Joe K. Cline	February 1, 2008